QuickLinks -- Click here to rapidly navigate through this document

Registration Statement No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. W-I TO PROSPECTUS SUPPLEMENT
DATED DECEMBER 14, 2009 TO PROSPECTUS DATED MARCH 25, 2009

Credit Suisse AG

Warrants
Linked to the Performance of One or More Indices or
Exchange Traded Funds or Reference Shares or a Basket

        The warrants offered by this product supplement, which we refer to as the "warrants," will be linked to the performance of one or more indices, each of which we refer to as a "reference index," and/or one or more exchange traded funds, each of which we refer to as a "fund," and/or equity securities ("reference shares") of one or more reference share issuers, each of which we refer to as a "reference share issuer," or to a weighted basket of reference indices and/or funds and/or reference shares. We refer to such weighted basket as the "basket" and to any reference index or fund or reference shares included in the basket as a "basket component." We refer generally to any reference index, fund, reference shares or basket component as an "underlying." As used in this product supplement, the term "equity securities" includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares or American depositary receipts (together, "ADSs"). If a reference share is an ADS, the term "reference share issuer" refers to the issuer of the equity securities underlying the ADS.

        This product supplement describes terms that will apply generally to the warrants, and supplements the terms described in the accompanying underlying supplement, if applicable, prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the warrants, including any changes to the terms specified in this product supplement. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

        The one or more underlyings or the basket to which the warrants will be linked will be specified in the applicable pricing supplement. The expiration date of the warrants will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final observation date, unless otherwise specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the payment at expiration of the warrants will depend on either the performance of one or more underlyings or the performance of the basket, as described more fully in this product supplement. For information regarding the calculation of the payment at expiration, see "Description of the Warrants—Payment at expiration." Any payment at expiration you will be entitled to receive is subject to our ability to pay our obligations as they become due.

        Investing in the warrants involves a number of risks, including the risk of the warrants expiring worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their warrants. Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the warrants.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these warrants or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is December 14, 2009.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these warrants. The information in this document may only be accurate on the date of this document.

        The warrants described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority ("FINRA") and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the warrants.

        We are offering the warrants for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant underlying supplement, as applicable, this product supplement or the accompanying prospectus supplement or prospectus and the offering of the warrants in some jurisdictions may be restricted by law. If you possess the relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. The relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these warrants and are not soliciting an offer to buy these warrants in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting (Conflicts of Interest)" section of this product supplement.

        In the relevant underlying supplement, as applicable, this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse AG ("Credit Suisse") and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

SUMMARY

        The following is a summary of the terms of the warrants and factors that you should consider before deciding to invest in the warrants. You should read the relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the warrants and other considerations that are important in making a decision about investing in the warrants. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the warrants. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of warrants will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the warrants and how is the payment at expiration calculated?

        The warrants are our unsecured contractual obligations, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. The warrants will not be secured by collateral and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. At expiration, you will be entitled to receive a cash payment equal to the payment at expiration, as described in this product supplement. Any payments due on the warrants will be subject to the credit risk of Credit Suisse.

        We will specify in the applicable pricing supplement whether we are offering call warrants or put warrants. The warrants will be "in-the-money" and you will receive a cash payment on the expiration date only if, with respect to call warrants, the percentage change in the relevant underlying or the basket, as applicable, from the initial level or strike level, as applicable, to the final level is positive or, in the case of put warrants, negative. For call warrants, if the final level is less than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. For put warrants, if the final level is greater than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. You will be repaid the full amount of your investment and achieve a positive return only if the final level is greater than or less than the initial level or strike level, as applicable, by a certain percentage, which will vary depending on the warrant premium and the notional amount of the warrants, as well as whether the warrants are subject to a maximum return.

        For information regarding the calculation of the payment at expiration, please refer to "Description of the Warrants—Payment at expiration" herein.

Are there risks involved in investing in the warrants?

        An investment in the warrants involves substantial risks. Please see the "Risk Factors" section beginning on page PS-3.

Are the warrants capital-protected?

        An investment in the warrants is not capital-protected. In addition, any payment you are entitled to receive at expiration is subject to our ability to pay our obligations as they become due.

Will I receive interest on the warrants?

        Unless otherwise specified in the applicable pricing supplement, you will not receive any interest payments on the warrants for the entire term of the warrants.

Will there be an active trading market in the warrants?

        Unless otherwise specified in the applicable pricing supplement, the warrants will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the warrants. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the warrants, although it is not required to do so and may stop making a market at any time.

        If you have to sell your warrants prior to expiration, you may not be able to do so or you may have to sell them at a substantial loss.

Will the warrants be distributed by affiliates of the Issuer?

        CSSU is one of our wholly-owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the warrants of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, CSSU may not make sales in offerings of the warrants to any of its discretionary accounts without the prior written approval of the customer. Rule 2720 also requires that a "qualified independent underwriter" participate in the preparation of the relevant pricing supplement for any offering in which CSSU participates and must exercise the usual standards of "due diligence" with respect thereto. The qualified independent underwriter participating in any such offering will be named in the applicable pricing supplement. Please see the section entitled "Underwriting (Conflicts of Interest)" herein.

What are the United States federal income tax consequences of investing in the warrants?

        Please refer to "Certain United States Federal Income Tax Considerations" herein for a discussion of certain United States federal income tax considerations for making an investment in the warrants.

RISK FACTORS

        A purchase of the warrants involves risks. For example, you may lose all or a portion of your initial investment. You should be prepared to sustain a total loss of the purchase price of your warrants. This section describes significant risks relating to the warrants. You should read the following information about these risks, together with the other information contained or incorporated by reference in the relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus before investing in the warrants.

The warrants are a risky investment and you may lose all or a portion of your investment in the warrants

        An investment in the warrants is not capital-protected and you may lose the entire amount you invest. Unless otherwise specified in the applicable pricing supplement, your warrants will be automatically exercised on the expiration date and are not exercisable earlier at your option. The warrants will be "in-the-money" and you will receive a cash payment on the expiration date only if, with respect to call warrants, the percentage change in the relevant underlying or the basket, as applicable, from the initial level or strike level, as applicable, to the final level is positive or in the case of put warrants, negative. For call warrants, if the final level is less than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. For put warrants, if the final level is greater than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. You will be repaid the full amount of your investment and achieve a positive return only if the final level is greater than or less than the initial level or strike level, as applicable, by a certain percentage, which will vary depending on the warrant premium and the notional amount of the warrants, as well as whether the warrants are subject to a maximum return. Any payment you are entitled to receive at expiration is subject to our ability to pay our obligations as they become due. Please refer to "Description of the Warrants—Payment at expiration" herein.

The warrants are subject to the credit risk of Credit Suisse

        Although the return on the warrants will be based on the performance of the one or more underlyings or the basket, as applicable, the payment of any amount due on the warrants, including any payment at expiration, is subject to the credit risk of Credit Suisse. Investors are dependant on Credit Suisse's ability to pay all amounts due on the warrants, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market price of the warrants prior to expiration.

The warrants are suitable only for investors with options-approved accounts

        We are requiring that warrants be sold only to investors with options-approved accounts. We suggest that investors considering purchasing warrants be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the warrants in light of their particular circumstances. You should be prepared to sustain a total loss of the purchase price of your warrants.

The initial level or strike level, as applicable, of the relevant underlying or the basket may be determined on a date later than the pricing date

        If so specified in the applicable pricing supplement, the initial level or strike level, as applicable, of the relevant underlying or the basket may be determined after the pricing date. For example, the applicable pricing supplement may specify that such initial level or strike level will be determined based on the lowest level or the average level of such underlying or basket during the period from the pricing date to a specified lookback date. As a result, if the applicable pricing supplement so specifies, you will not know the initial level or strike level, as applicable, of the relevant underlying or basket until a date later than the pricing date.

The price of the warrants is related to changes in the level of the underlying or the basket, as applicable

        The warrants provide opportunities for investment but also pose risks to you as a result of fluctuations in the value of the underlying investment. In general, certain risks associated with the warrants are similar to those generally applicable to other options or warrants of private corporate issuers. You may lose your entire investment. This risk reflects the nature of a warrant as an asset that tends to decline in value over time, like a wasting asset, and that may, depending on the relative value of the relevant underlying or the basket, as applicable, be worthless when it expires. A warrant is "out-of-the-money" when with respect to call warrants, the final level is less than the initial level or strike level, as applicable, or for put warrants, when the final level is greater than the initial level of strike level, as applicable. Assuming all other factors are held constant, the more a warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that you will lose all of your investment. Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the relevant underlying or the basket, as applicable, in order to recover and realize a return upon your investment. If the level of the relevant underlying or the basket, as applicable, does not change to an extent sufficient to cover the costs of your warrants, i.e., the purchase price plus transaction costs, if any, before the warrants expire, you will lose all or a part of your investment in the warrants upon expiration. Accordingly, the warrants involve a high degree of risk and are not appropriate for every investor. As such, investors who are considering purchasing the warrants must be able to understand and bear the risk of a speculative investment in the warrants and be experienced with respect to options and option transactions. Such investors should reach an investment decision only after careful consideration, with their advisers, of the suitability of the warrants in light of their particular financial circumstances.

        In addition, changes in the level of the relevant underlying or the basket, as applicable, may not necessarily result in a comparable change in the market value of your warrants. For example, if the warrants are "out-of-the-money" by a substantial amount with a relatively short time remaining until expiration, an increase in the level of the relevant underlying or the basket, as applicable, might have little or no effect on the market price of the warrants.

The return on the warrants may be lower than the return on other investments with a similar term

        The warrants are not debt instruments, and the payment at expiration you receive, if any, may be less than the purchase price of your warrants and the amount you could have earned on a traditional debt instrument of Credit Suisse with a similar term. Because the payment at expiration may be less than the amount originally invested in the warrants and may even be zero, the return on the warrants (i.e. the effective yield to the expiration date) may be negative, and you may even lose your entire investment. Even if the return on the warrants is positive, that return may not be sufficient to compensate you for any loss in value due o inflation and other factors relating to the time value of money.

The warrants are not standardized options issued by the Options Clearing Corporation

        The warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Securities and Exchange Commission (the "SEC"). For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of the warrants must look solely to us for performance of our obligations to pay the amount due at expiration, if any, upon the exercise of the warrants. The warrants will not be secured by collateral and will rank prior to all of our subordinated indebtedness and will rank equally to all of our other unsecured contractual obligations and to our unsecured and unsubordinated indebtedness. In addition, the secondary market for the warrants, if any, is not expected to be as liquid as the market for OCC standardized options.

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited

        The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the warrant agent is not a trustee qualified under the Trust Indenture Act. Accordingly, warrant holders will not have the benefit of the protections of the Trust Indenture Act. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrant holders.

The warrants are not designed to be short-term trading instruments

        The warrants are not designed to be short-term trading instruments. The price at which you will be able to sell your warrants to us or our affiliates prior to the final observation date, if at all, may be at a substantial discount from the original public offering price of the warrants, even in cases where the level of the relevant underlying or the basket, as applicable, has increased, in the case of call warrants, or decreased, in the case of put warrants, since the issuance of the warrants. The potential returns described in the applicable pricing supplement assume that your warrants, which are not designed to be short-term trading instruments, are held to expiration. You should be willing and able to hold your warrants to expiration.

There may be little or no secondary market for the warrants

        Unless otherwise specified in the applicable pricing supplement, the warrants will not be listed on any securities exchange. There may be little or no secondary market for the warrants. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the warrants easily or at a price advantageous to you. CSSU currently intends to make a market in the warrants, although it is not required to do so and may stop making a market at any time. If you have to sell your warrants prior to expiration, you may not be able to do so or you may have to sell them at a substantial loss.

If any relevant underlying is comprised of equity components, an investment in the warrants is not the same as an investment in the stocks comprising such underlying

        If any relevant underlying is comprised of equity components, the payment of dividends on the stocks which comprise such underlying generally has no effect on the calculation of the level of such underlying. Therefore, the return on your investment which is based on the percentage change in the relevant underlying or the basket, as applicable, is not the same as the total return based on the purchase of the stocks comprising such underlying or the basket, as applicable. As an investor in the warrants, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the relevant underlying.

For warrants linked to the performance of reference shares, you will have no ownership rights relating to the reference shares

        Your return on the warrants will not reflect the return you would realize if you actually owned the relevant reference shares. The return on your investment, which is based on the percentage change in the relevant reference shares or the basket, as applicable, is not the same as the total return based on the purchase of the reference shares or the basket, as applicable. As an investor in the warrants, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the reference shares.

You have no rights against the sponsor of any relevant underlying or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying

        You will have no rights against the sponsor of any relevant underlying or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying. The warrants are not sponsored, endorsed, sold or promoted by any sponsor of any such underlying or any such issuer. No sponsor of any relevant underlying or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the warrants. No sponsor of any relevant underlying or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in warrants generally or the warrants in particular, or the ability of any relevant underlying to track general market performance. Unless otherwise provided in the applicable pricing supplement, the only relationship to us of the sponsor of any relevant underlying is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by the sponsor of such underlying without regard to us or the warrants. The sponsor of such underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating such underlying. No sponsor of any relevant underlying or any issuer of a stock comprising such underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the warrants to be issued or in the determination or calculation of the equation by which the payment at expiration of the warrants is to be determined. No sponsor of any relevant underlying or any such issuer has any liability in connection with the administration, marketing or trading of the warrants.

You have no rights against any reference share issuer

        You will have no rights against any reference share issuer. The warrants are not sponsored, endorsed, sold or promoted by any reference share issuer. No reference share issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the warrants. No reference share issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in warrants generally or the warrants in particular, or the ability of any relevant reference shares to track general market performance. No reference share issuer is responsible for, or has participated in the determination of, the timing, prices or quantities of the warrants to be issued or in the determination or calculation of the equation by which the payment at expiration of the warrants is to be determined. No reference share issuer has any liability in connection with the administration, marketing or trading of the warrants.

The United States federal income tax consequences of the warrants are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the warrants and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the warrants may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the warrants and the price at which CSSU may be willing to purchase or sell the warrants in the secondary market, including:

  •
  the current level of any relevant underlying or the basket, as applicable, and market expectations as to future levels;

  •
  interest and yield rates in the market;

  •
  the volatility of any relevant underlying or the basket, as applicable;

  •
  if the warrants are linked to the shares of a fund, the composition of such fund and any changes to the tracked index;

  •
  the occurrence of certain events to a fund that may or may not require an adjustment to the applicable share adjustment factor;

  •
  economic, financial, political and regulatory or judicial events that affect the stocks comprising any relevant underlying or the basket, as applicable, or stock markets generally and which may affect the level of any relevant underlying or the basket;

  •
  the time remaining to the expiration of the warrants;

  •
  the dividend rate on the stocks comprising any relevant underlying; and

  •
  our creditworthiness, including actual or anticipated downgrades to our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your warrants prior to expiration. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the value of the relevant reference shares or the stocks comprising any relevant underlying and therefore the market value of the warrants

        We expect to hedge our obligations under the warrants through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the relevant reference shares or the stocks comprising any relevant underlying or in other instruments, such as options, swaps or futures, based upon the reference shares, the underlying or stocks comprising such underlying. This hedging activity could affect the value of the relevant reference shares or the stocks included in the relevant underlying and therefore the market value of the warrants. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the warrants in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the warrants, as well as the projected profit included in the cost of hedging our obligations under the warrants. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the warrants declines.

Historical performance of any relevant underlying or the basket, as applicable, is not indicative of future performance

        The future performance of any relevant underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level of any such underlying or the basket will be at a level that would result in a positive return on your overall investment in the warrants.

Your return on the warrants, if any, generally will not reflect any payments made with respect to the relevant reference shares or the stocks comprising any relevant underlying

        Your return on the warrants, if any, will not reflect the return you would realize if you actually owned the relevant reference shares or the stocks comprising any relevant underlying and received payments made with respect to such stocks. This is because the calculation agent will calculate the amount payable to you at expiration by reference to the level of such reference shares or underlying on the relevant observation date.

        The closing level of any relevant underlying generally reflects the prices of the stocks comprising such underlying as calculated by the sponsor of such underlying without taking into consideration the value of any payments to the holders of those stocks. There are certain indices, however, generally referred to as total return indices, that include distributions paid on the stocks included in the index in the index return. If an index (or an index tracked by a fund, each a "tracked index") is described as a total return index with 100% distribution reinvestment, the distributions paid on the stocks comprising such index (or tracked index) are deemed to be reinvested in such index (or tracked index), so that the level of such index (or tracked index) would include such distributions.

Adjustments to the relevant underlying could adversely affect the warrants

        The sponsor of a relevant underlying is responsible for calculating and maintaining such underlying. The relevant underlying sponsor can add, delete or substitute the components comprising the relevant underlying or make other methodological changes that could change the value of such underlying at any time. The relevant underlying sponsor may discontinue or suspend calculation or dissemination of the relevant underlying.

        If one or more of these events occurs, the calculation of the payment at expiration will be adjusted to reflect such event or events. Please refer to "Description of the Warrants—Adjustments to the calculation of a reference index" and "Description of the Warrants—Adjustments to the calculation of a fund." Consequently, any of these actions could adversely affect the payment at expiration and/or the market value of the warrants.

In the case of any relevant fund, the policies of the fund sponsor or investment advisor and changes that affect such fund or the relevant tracked index could adversely affect the amount payable on your warrants and their market value

        The policies of the sponsor or investment advisor of any relevant fund concerning the calculation of the fund's net asset value, additions, deletions or substitutions of securities in such fund and the manner in which changes affecting the relevant tracked index are reflected in the fund could affect the market price of the shares of the fund and, therefore, the amount payable on your warrants on the expiration date and the market value of your warrants before that date. The amount payable on your warrants and their market value could also be affected if the fund sponsor or investment advisor changes these policies, for example, by changing the manner in which it calculates the fund's net asset value, or if the fund sponsor or investment advisor discontinues or suspends calculation or publication of the fund's net asset value, in which case it may become difficult to determine the market value of the warrants. If events such as these occur or if the closing price of shares of the fund is not available on the relevant observation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the fund on the relevant observation date and thus the amount payable on the expiration date in a manner it considers appropriate in its sole discretion.

We and our affiliates generally do not have any affiliation with the investment advisor of a fund and are not responsible for its public disclosure of information

        Each investment advisor of a fund advises that fund on various matters including matters relating to the policies, maintenance and calculation of the fund. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of a fund in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies relating to the fund. Except in cases where we or an affiliate is the investment advisor of a fund, the investment advisor is not involved in this offering of warrants in any way and has no obligation to consider your interests as an owner of the warrants in taking any actions relating to the fund that might affect the value of your warrants.

        Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a fund or the investment advisor of such fund (except to the extent that we or an affiliate is the investment advisor of such fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the warrants, should make your own investigation into the fund.

Even if the stocks held by the fund or included in the fund's tracked index are all part of the same industry, such stocks are not necessarily representative of that industry

        Even if a fund or a fund's tracked index purports to be representative of a particular industry, the performance of such fund may not correlate with the performance of the entire industry as represented by the stocks held by the fund or included in the fund's tracked index. The fund may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks held by the fund or included in the fund's tracked index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks held by the fund or included in the fund's tracked index may not vary even if one or more of the issuers of such stocks are no longer involved in the particular industry.

If the stocks held by the fund or included in the fund's tracked index are all part of the same sector, there are risks associated with a sector investment

        If the stocks held by the fund or included in the fund's tracked index are all part of the same sector, the performance of warrants linked to such fund is dependant upon the performance of issuers of stocks in a particular sector of the economy. Consequently, the value of the warrants may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified underlying.

We cannot control the actions of the issuers whose stocks are held by the fund or included in the fund's tracked index

        We cannot control the actions of the issuers of the stocks held by the fund or included in the fund's tracked index and actions by such issuers may have an adverse effect on the value of the warrants or the stocks held by the fund or included in the fund's tracked index. In addition, these issuers are not involved in the offering of the warrants and have no obligations with respect to the warrants, including any obligation to take our interests or yours into consideration for any reason. These issuers will not receive any of the proceeds from the offering of the warrants and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the warrants to be issued. These issuers are not involved with the administration, marketing or trading of the warrants and have no obligations with respect to the amount to be paid to you at expiration.

The correlation between the performance of a fund and the performance of such fund's tracked index may be imperfect

        The performance of a fund is linked principally to the performance of the fund's tracked index. However, the performance of a fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, while the performance of a fund is linked principally to the performance of such fund's tracked index, funds generally invest in a representative sample of the stocks included in such fund's tracked index and generally do not hold all or substantially all of the stocks included in such fund's tracked index. Finally, the performance of a fund and of the fund's tracked index will generally vary due to transaction costs, certain corporate actions and timing variances.

        Imperfect correlation between the stocks held by a fund and the stocks included in such fund's tracked index; the performance of the shares of other funds, as applicable; rounding of prices; changes to a fund's tracked index; and changes to regulatory policies, may cause the performance of a fund to differ from the performance of the fund's tracked index. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

        Because of the potential discrepancies identified above, the return on a fund may correlate imperfectly with the return on the fund's tracked index.

For warrants linked to the performance of more than one underlying, you will be fully exposed to the risk of fluctuations in the levels of each underlying

        If the applicable pricing supplement specifies that the warrants are linked to the performance of more than one underlying, the warrants will be linked to the individual performance of each underlying. In such case, because such warrants are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. For example, the applicable pricing supplement could specify that the warrants are linked to a basket comprised of two indices and a fund or that the warrants are linked to the lowest performing of each of two indices and a fund. In the case of warrants linked to such a basket, the return would depend on the weighted aggregate performance of the basket components, as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. In the case of warrants linked to the lowest performing of each of two indices and a fund, the individual performances of each of the indices and the fund would not be combined to calculate your return and the depreciation of any such underlying would not be mitigated by the appreciation of any other underlying. Instead, your return would depend on the lowest performing of the three underlyings to which the warrants are linked.

In the case of warrants linked to a basket, the basket components may not be equally weighted

        The warrants may be linked to a basket composed of two or more underlyings. Each such underlying, referred to as a basket component, may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing level will reflect the poor performance of the higher-weighted basket component more than it reflects the strong performance of the lower-weighted basket component, which may have an adverse effect on the value of the warrants.

If the warrants are linked to a basket, changes in the value of one or more of the basket components comprising the basket may offset each other

        If the warrants are linked to a basket comprised of two or more underlyings, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may decline.

        Therefore, in calculating the basket level as of any observation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

The warrants may be subject to foreign currency risk if any relevant underlying contains an equity index or fund comprised of foreign equity securities

        If any relevant underlying contains an equity index or fund and the stocks comprising such underlying are not denominated in the same currency as such underlying, the warrants may be subject to foreign currency risk. Because the prices of the stocks comprising the relevant underlying (if such underlying is an equity index or fund) will be converted into the currency in which such underlying is denominated (the "base currency") for the purposes of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising such underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. In the case of call warrants, if the base currency strengthens relative to any of the currencies in which the stocks comprising such underlying are denominated, the value of such underlying may be adversely affected, and the payment at expiration of the warrants may be reduced or could be zero. In the case of put warrants, if the base currency weakens relative to any of the currencies in which the stocks comprising such underlying are denominated, the value of such underlying may be favorably affected, and the payment at expiration of the warrants may be reduced or could be zero. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such underlying and other countries important to international trade and finance.

        If any relevant underlying contains an equity index or fund comprised of stocks denominated in a currency other than U.S. dollars, the warrants, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the warrants is linked to the performance of such underlying, the value of which is dependant on the stocks denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising such underlying, the level of such underlying and the value of the warrants.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the reference shares or the stocks comprising any underlying or derivative instruments related to any reference shares or underlying for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such reference shares or such stocks or the value of any underlying, and thus affect the market value of the warrants.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the warrants, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of ours, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of ours. In such cases, the reference index is rebalanced periodically by HOLT. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the payment at expiration, potential conflicts of interest may exist between us and our affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the reference share issuers and the issuers of the stocks comprising an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding the reference share issuers or some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the reference shares or the stocks included in such underlying and/or the level of such underlying and, consequently, the market price of the warrants and the payment at expiration.

The inclusion in the original issue price of each agent's commission and the estimated cost of hedging our obligations under the warrants through one or more of our affiliates is likely to adversely affect the value of the warrants prior to expiration

        The original issue price of the warrants includes each agent's commission and the estimated cost of hedging our obligations under the warrants through one or more of our affiliates. Such agent's commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the warrants from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

The original public offering price of the warrants may be higher than the price a commercial user might pay in certain circumstances

        The original public offering price of the warrants may be greater than the price a commercial user of, or dealer in, options on the relevant underlying or the basket, as applicable, might pay for a comparable option.

For warrants linked to the performance of a fund or reference shares, anti-dilution protection is limited

        For warrants linked to the performance of a fund or reference shares, the calculation agent will make adjustments to the relevant share adjustment factor for certain events affecting such fund or reference shares, as applicable. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the price of the warrants may be materially and adversely affected. See "Description of the Warrants—Anti-dilution adjustments for funds" and "Description of the Warrants—Anti-dilution adjustments for reference shares" for further information.

If the relevant reference shares are ADSs, fluctuations in exchange rates will affect your investment

        There are significant risks related to an investment in a security that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying equity security that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable underlying equity security or underlying equity securities. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the warrants. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of such underlying stock on non-U.S. securities markets and, as a result, may affect the market price of such ADS, which may consequently affect the value of the warrants.

We have no control over exchange rates

        Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked , in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying stock that is quoted and traded in a foreign currency.

        We will not make any adjustment or change in the terms of the warrants in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If the relevant reference shares are ADSs, an investment in the warrants is subject to risks associated with non-U.S. securities markets

        If the warrants are linked, in whole or in part, to the value of the ADSs of one or more foreign issuers representing interests in non-U.S. equity securities an investment in the warrants involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of equity securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        Some or all of these factors may influence the price of the ADSs and therefore, an investment in warrants linked to the ADSs. The impact of any of these factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the ADSs based on their historical performance. The value of the ADSs may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the ADSs will not decrease so that at expiration you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

        If the warrants are linked, in whole or in part, to the performance of the ADSs of one or more foreign issuers, you should be aware that your warrants are linked, in whole or in part, to the prices of the ADSs and not to the applicable underlying securities, and there exist important differences between the rights of holders of ADSs and holders of the securities underlying such ADSs. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of the equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the price of the warrants.

In some circumstances, the payment you receive on the warrants may be based on the equity securities (or ADSs, as applicable) of one or more companies that are not the relevant reference share issuer

        Following certain corporate events relating to the relevant reference shares where the reference share issuer is not the surviving entity, a portion of the amount you receive at expiration may be based on the equity securities of a successor to such reference share issuer or any cash or any other assets distributed to holders of such reference shares as a result of such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the price of the warrants. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called "Description of the Warrants—Anti-dilution adjustments for reference shares—Reorganization events."

        In addition, for warrants linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the reference share issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the reference share issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange ("NYSE") or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable underlying equity securities to be the reference shares. You should read the section of this product supplement called "Description of the Warrants—Anti-dilution adjustments for reference shares—Delisting of ADSs or termination of ADS facility" for more information. Replacing the original ADS serving as a reference shares with another ADS may materially and adversely affect the price of the warrants.

Market disruptions may adversely affect your return

        The calculation agent may, in its discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any relevant underlying on any trading day during the term of the warrants or from calculating the payment at expiration. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the warrants, it is possible that one or more of the observation dates and the expiration date will be postponed and your return will be adversely affected. No interest or other payment will be payable as a result of such postponement.

A market disruption event may postpone the calculation of the closing level on an observation date or the expiration date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of any relevant underlying on an observation date, then such observation date for that underlying will be postponed to the first succeeding underlying business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless the calculation agent determines that a market disruption event in respect of such underlying exists on each of the five underlying business days immediately following the scheduled observation date. In that case, (a) the fifth underlying business day following the scheduled observation date will be deemed to be the observation date for such underlying, notwithstanding the existence of a market disruption event in respect of such underlying, and (b) the calculation agent will determine the closing level for such observation date on that fifth succeeding underlying business day in accordance with the formula for and method of calculating such underlying last in effect prior to the commencement of the market disruption event in respect of such underlying using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising a reference index has been materially suspended or materially limited, or if the underlying is a fund or reference shares, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, of each component comprising the underlying as of the valuation time on that deemed observation date (subject to the provisions described under "Description of the Warrants—Adjustments to the calculation of a reference index," and "Description of the Warrants—Adjustments to the calculation of a fund" below). If the warrants are linked to a basket, the observation date or dates for each basket component not affected by a market disruption event will be the scheduled observation dates.

        In the event that a market disruption event exists in respect of one or more relevant underlyings on the final observation date, the expiration date of the warrants will be postponed to the fifth business day following the day as of which a closing level for each of the relevant underlyings has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the expiration date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Warrants—Expiration date" and "Description of the Warrants—Market disruption events" herein.

Holdings of the warrants by our affiliates and future sales may affect the price of the warrants

        Certain of our affiliates may purchase some of the warrants for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the warrants offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the warrants held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the warrants may fall. The negative effect of such sales on the prices of the warrants could be more pronounced if secondary trading in the warrants is limited or illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the warrants and any such research, opinions or recommendations could affect the level of any underlying or the basket, as applicable, to which the warrants are linked or the market value of the warrants

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the warrants, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the warrants. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

Our right to use any reference index or fund may be suspended or terminated

        We have been granted, or will be granted, a non-exclusive right to use the relevant reference indices and/or funds and related trademarks in connection with the offering of the warrants. If we breach our obligations under any license, the sponsor of the reference index or fund covered by such license may have the right to terminate the license. If a sponsor chooses to terminate its license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index or fund and related trademarks in connection with the warrants until their expiration. If our right to use any reference index or fund to which your warrants are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of that reference index or fund and consequently the payment at expiration or any other amounts payable on your warrants. The calculation agent in this case will determine the reference index level, fund level or basket level or the fair market value of the warrants in its sole discretion.

There is no assurance that an active trading market will continue for the shares of a fund or that there will be liquidity in the trading market

        Although shares of the funds to which your warrants may be linked, are listed for trading on various securities exchanges and a number of similar products have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such funds or that there will be liquidity in the trading market.

        In addition, each fund is subject to management risk, which is the risk that the investment advisor's investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, an investment advisor may invest a portion of the fund's assets in securities not included in the relevant industry or sector but which the investment advisor believes will help the fund track the relevant industry or sector.

As of the date of this product supplement, we are currently one of the companies that make up the MSCI® EAFE Index

        We are currently one of the companies that make up the MSCI EAFE® Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of warrants linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies, that constitute such index, including actions that could affect the value of the stocks underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the warrants in any way. Neither those companies nor the sponsor of the MSCI EAFE® Index will have any obligation to consider your interests as a holder of the warrants in taking any corporate actions that might affect the value of the warrants.

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index

        Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose stock comprise any of the underlyings, with the exception of the MSCI EAFE® Index. As a result, we have no ability to control the actions of such other companies, including actions that could affect the value of the stocks comprising the underlyings or your warrants. Neither they nor we will have any obligation to consider your interests as a holder of the warrants in taking any corporate actions that might affect the value of your warrants.

An investment in the warrants may be subject to risks associated with non-U.S. securities markets

        The components comprising the reference indices or funds may have been issued by non-U.S. companies. Investments in warrants linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility and governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally

non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for warrants linked to a reference index or fund composed of securities traded in one or more emerging market countries or a basket of such reference indices or funds.

CREDIT SUISSE AG

        Credit Suisse AG, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the warrants as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-8 of the prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the warrants. In addition, we may also invest the proceeds temporarily in short-term securities.

        One or more of our affiliates before and following the issuance of any warrants may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlyings or the stocks included in or comprising any underlyings to hedge our obligations under the warrants. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlyings. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying, there can be no assurance that the levels of the underlyings will not be affected.

        From time to time after issuance and prior to the expiration of the warrants, depending on market conditions (including the levels of the underlyings), in connection with hedging certain of the risks associated with the warrants, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlyings, or the stocks included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the stocks included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the expiration of any warrants. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the warrants will include the commissions paid to CSSU with respect to the warrants and the cost of hedging our obligations under the warrants. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE WARRANTS

        This description of the terms of the warrants adds information to the description of the general terms and provisions of the warrants in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The warrants are our unsecured contractual obligations as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket. The applicable pricing supplement will specify the relevant underlyings or the basket to which the warrants are linked.

        The warrants will not be listed on any securities exchange.

Interest

        Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the warrants.

Exercise of warrants

        The warrants will be automatically exercised on the expiration date. Unless otherwise specified in the applicable pricing supplement, the warrants are not exercisable at the option of the holder at any time during the term of the warrants.

Expiration date

        The expiration date of the warrants will be specified in the applicable pricing supplement and is subject to postponement as described herein under "—Market disruption events." Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the expiration date.

Payment at expiration

        Unless previously redeemed, or purchased by us and cancelled, each warrant will automatically expire on the expiration date. On the expiration date, you will receive a cash payment, which we refer to as the payment at expiration, determined in the manner described in the applicable pricing supplement. The warrants may expire worthless. Unless otherwise specified in the applicable pricing supplement, you will not have the right to exercise your warrants before the expiration date.

General terms that may be applicable to the warrants

        The applicable pricing supplement will specify whether the warrants are call warrants, put warrant or another type of warrant.

        The notional amount, denomination and public offering price of each warrant and any minimum purchase amount will be specified in the relevant pricing supplement.

        The applicable pricing supplement will specify the one or more underlyings, or the basket to which the warrants will be linked. In addition, the applicable pricing supplement may specify that the warrants will be linked to the performance of the lowest performing of two or more underlyings. In such case, the method of determining the "lowest performing underlying" will be specified in the applicable pricing supplement.

        The method of determining the "initial level," "final level" and "strike level" will be specified in the applicable pricing supplement. For example, the initial level might be determined by reference to the closing level (or closing price, as applicable) on the trade date, or by reference to the lowest level or the average level of the underlying during a specified period. The final level will be subject to the provisions described in "—Market disruption events" herein. Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the initial level will be determined by reference to a particular level or price on a particular day and the calculation agent determines in its sole discretion that such reference level or price is not available on such day, the initial level will be determined by reference to the relevant reference level or price on the immediately succeeding trading day on which the calculation agent determines in its sole discretion that such reference level or price is available.

        If the warrants are linked to the performance of one or more reference shares, we may refer to the initial level and the final level as the "initial share price" and the "final share price," respectively, in the applicable pricing supplement. The method of determining the initial share price and the final share price will be specified in the applicable pricing supplement. The final share price will be subject to the provisions described in "—Market disruption events" herein.

        As applicable, the "upside participation rate," "fixed payment percentage" or "maximum return" will be set forth in the applicable pricing supplement.

        The "observation date" will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled observation date is not an underlying business day, subject to the market disruption provisions described in "—Market disruption events" herein.

        The "level" of any reference index or fund at any time during the term of the warrants will equal the level displayed on the relevant Bloomberg page at such time, as specified in the applicable pricing supplement (or such other page as may replace that page on that service, or if unavailable on that service, any other service displaying that level, in all cases as determined by the calculation agent).

        The "price" of any reference shares at any time during the term of the warrants will equal the price of one share of such reference shares displayed on the relevant exchange at such time, as specified in the applicable pricing supplement, in all cases as determined by the calculation agent.

        For a basket, the "level", on any underlying business day or trading day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        For a reference index, the "closing level", on any underlying business day or trading day, will be the level of the reference index determined by the calculation agent at the valuation time, which is the time at which the reference index sponsor calculates the closing level of the reference index on such underlying business day or trading day, as published by the reference index sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference index" herein.

        For a fund, the "closing level", on any underlying business day or trading day, will be the last reported sale price for one share of the fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the fund is listed or admitted to trading) multiplied by the share adjustment factor for such fund, which will initially be set at 1.0, subject to the provisions described under "—Adjustments to the calculation of a fund" herein.

        For one unit of any reference shares, the "closing price" (or one unit of any other securities for which a closing price must be determined) on any underlying business day or trading day means:

  •
  if such reference shares (or such other securities) are listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such reference shares (or such other securities) are listed or admitted to trading, or

  •
  if such reference shares (or such other securities) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the "OTC Bulletin Board"), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day,

  •
  with respect to any such other securities, if such securities are issued by a foreign issuer and their closing price cannot be determined as set forth in the two bullet points above, and such securities are listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which such securities are listed or admitted to trading, or

  •
  otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such reference shares (or such other securities) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference shares, which will initially be set at 1.0.

        For a basket, the "closing level", on any underlying business day or trading day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "underlying business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any underlying is traded. "Related exchange" means any exchange on which futures or options contracts relating to the underlying are traded.

        A "trading day" is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the underlying.

        The "share adjustment factor" for any fund or reference shares will be set to 1.0 on the date the warrants are priced for initial sale to the public and is subject to adjustment as described under

"—Anti-dilution adjustments for funds" and "—Anti-dilution adjustments for reference shares," as applicable, herein.

Market disruption events

        If the calculation agent determines that a market disruption event exists in respect of any underlying on an observation date, then that observation date for such underlying will be postponed to the first succeeding underlying business day for such underlying on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless in respect of such observation date the calculation agent determines that a market disruption event exists in respect of such underlying on each of the five underlying business days immediately following the scheduled observation date. In that case, (a) the fifth succeeding underlying business day following the scheduled observation date will be deemed to be the observation date for such underlying, notwithstanding the market disruption event in respect of such underlying, and (b) the calculation agent will determine the closing level for such underlying on that deemed observation date (i) in the case of an underlying that is a reference index, in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed observation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of a reference index" herein) or (ii) in the case of a fund or reference shares, using its good faith estimate of the settlement price that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed observation date, of such fund (subject to the provisions described under "—Adjustments to the calculation of a fund" herein) or such reference shares, as applicable.

        If the warrants are linked to a basket or more than one underlying, any observation date for each underlying (including any basket component) not affected by a market disruption event will be the scheduled observation date.

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of one or more underlyings on the final observation date, the expiration date of the warrants will be the fifth business day following the day on which the closing level or closing price, as applicable, for the observation date for each underlying has been calculated.

        If the existence of a market disruption event results in a postponement of the expiration date, no interest or other payment will be payable because of such postponement.

  With respect to a reference index

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index (or a successor reference index) during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of such reference index (or a successor reference index) based on a comparison of (1) the portion of the level of such reference index (or a successor reference index) attributable to each component comprising such reference index (or a successor reference index) in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index (or a successor reference index), in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on such reference index (or a successor reference index); or

          (c)   a related exchange in futures contracts on such reference index (or a successor reference index);

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

  With respect to a fund

        A "market disruption event" is, in respect of a fund:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

          (b)   a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

          (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the fund or any instrument related to the shares of the fund or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the warrants.

  With respect to reference shares

        A "market disruption event" is, with respect to any reference shares:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of such reference shares on the relevant exchange for such reference shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

          (b)   a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference shares as a result of which the reported trading prices for such reference shares during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

          (c)   a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such reference shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

          (d)   a decision to permanently discontinue trading in such related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference shares or any instrument related to such reference shares or to adjust or unwind all or a material portion of any hedge position in such reference shares with respect to the warrants.

        For the purpose of determining whether a market disruption event has occurred with respect to any reference shares:

          (a)   a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such reference shares,

          (b)   limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

          (c)   a suspension of trading in futures or options contracts on such reference shares by the primary exchange or market for trading in such contracts, if available, by reason of:

      •
      a price change exceeding limits set by such exchange or market,

      •
      an imbalance of orders relating to such contracts, or

      •
      a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference shares, as determined by the calculation agent in its sole discretion; and

          (d)   a "suspension, absence or material limitation of trading" on the primary exchange or market on which futures or options contracts related to such reference shares are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the warrant agent, which will provide notice of the selection of the successor reference index to the registered holders of the warrants in the manner set forth below.

        If (x) on or prior to an observation date any reference index sponsor, reference index calculation agent or reference index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any observation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the payment at expiration using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the observation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the warrant agent in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the warrants, absent manifest error.

Adjustments to the calculation of a fund

        If any fund (or a successor fund (as defined herein)) is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing level will be substituted for the fund (or such successor fund) for all purposes of the warrants.

        If at any time:

  •
  the underlying index of the fund (or the underlying index related to a successor fund) is changed in a material respect, or

  •
  the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

        The calculation agent will be solely responsible for the method of calculating the closing level of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for funds

  Share splits and reverse share splits

        If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor for such fund, which will initially be set at 1.0, will be adjusted so that the new share adjustment factor for such fund equals the product of:

  •
  the prior share adjustment factor, and

  •
  the number of shares which a holder of one share of the fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

  Share dividends or distributions

        If a fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the fund that is given ratably to all or substantially all holders of shares of the fund or (ii) distribution of shares of the fund as a result of the triggering of any provision of the corporate charter of the fund, then, once the dividend or distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor for such fund will be adjusted so that the new share adjustment factor for such fund equals the prior share adjustment factor plus the product of:

  •
  the prior share adjustment factor, and

  •
  the number of additional shares issued in the share dividend or distribution with respect to one share of the fund.

  Non-cash distributions

        If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of shares of the fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred to under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor for such fund will be adjusted so that the new share adjustment factor for such fund equals the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the "current market price" of one share of the fund and the denominator of which is the amount by which such "current market price" exceeds the "fair market value" of such distribution.

        The "current market price" of a fund means the arithmetic average of the closing levels of one share of the fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" means the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

  Extraordinary cash dividends or distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund by an amount equal to at least 10% of the closing price of the fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs with respect to a fund, the share adjustment factor for such fund will be adjusted so that the new share adjustment factor for such fund equals the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the closing price of the fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Anti-dilution adjustments for reference shares

        For purposes of these adjustments, except as noted below, if ADSs are serving as the reference shares, all adjustments to the share adjustment factor for such reference shares will be made as if the applicable underlying equity security is serving as such reference shares. Therefore, for example, if the applicable underlying equity security is subject to a two-for-one stock split and assuming the share adjustment factor for such reference shares is equal to one, the share adjustment factor for such reference shares would be adjusted to be equal to two. If the relevant reference shares are ADSs, the term "dividend" used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid by the issuer of the applicable underlying equity security, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

        If ADSs are serving as the relevant reference shares, no adjustment to the applicable ADS price or the applicable share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable underlying equity security represented by each such ADS so that such ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of the applicable underlying equity security represented by each such ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

  Stock splits and reverse stock splits

        If the relevant reference shares are subject to a stock split or reverse stock split, then once any split has become effective, the share adjustment factor relating to such reference shares will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of shares which a holder of one share of such reference shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

  Stock dividends or distributions

        If the relevant reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares, that is given ratably to all or substantially all holders of such reference shares, or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer, then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of additional shares issued in the stock dividend or distribution with respect to each share of such reference shares.

  Non-cash dividends or distributions

        If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than (i) dividends, distributions, rights or warrants referred to under "—Stock splits and reverse stock splits" or "—Stock dividends or distributions" above or "—Issuance of transferable rights or warrants" below and (ii) cash distributions or dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the current market price of one share of such reference shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

        The "current market price" of the reference shares means the arithmetic average of the closing prices of one share of such reference shares for the ten exchange business days prior to the exchange business day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference shares.

        The "ex-dividend date," with respect to a dividend or other distribution on the reference shares, means the first trading day on which transactions in such reference shares trade on the relevant exchange without the right to receive that dividend or other distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the applicable reference shares are ADSs on a non-U.S. securities exchange or market, the fair market value will equal the closing price of such distributed property on such ex-dividend date, as determined by the calculation agent.

        Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled "—Reorganization events" below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor for such reference shares and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled "—Reorganization events." A distribution on a reference share described in the section entitled "—Issuance of transferable rights or warrants" that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled "—Issuance of transferable rights or warrants."

  Extraordinary cash dividends or distributions

        If the reference share issuer pays dividends or makes other distributions consisting exclusively of cash to all holders of such reference shares during any fiscal quarter during the term of the securities, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this "—Extraordinary cash dividends or distributions" section, exceeds the dividend threshold for such reference shares, then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the aggregate amount in cash per share the reference share issuer distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this "—Extraordinary cash dividends or distributions" section to holders of such reference shares in excess of the dividend threshold for such reference shares.

        For the avoidance of doubt, the share adjustment factor for the relevant reference shares may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such reference shares. If the share adjustment factor for such reference shares has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such reference shares, subsequent adjustments will be made if the reference share issuer pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the share adjustment factor for such reference shares (because of cash dividends or distributions that exceed the dividend threshold for such reference shares) exceeds the dividend threshold for such reference shares. Such subsequent adjustments to the share adjustment factor for such reference share will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the share adjustment factor for such reference shares because of cash dividends or distributions that exceed the dividend threshold for such reference shares.

        The "dividend threshold," with respect to the relevant reference shares, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such reference shares plus (y) 10% of the closing price of one share of such reference shares on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

  Issuance of transferable rights or warrants

        If the reference share issuer issues transferable rights or warrants to all holders of such reference shares to subscribe for or purchase such reference shares, including new or existing rights to purchase such reference shares at an exercise price per share less than the closing price of one share of such reference shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder's rights plan or arrangement, and if the expiration date of such rights or warrants precedes the expiration date of the warrants, then the share adjustment factor for such reference shares will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of such reference shares that can be purchased with the cash value of such warrants or rights distributed on one share of such reference shares.

        The number of reference shares that can be purchased will be based on the closing price of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of reference shares that are ADSs, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor for such reference share is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

  Reorganization events

        If prior to the expiration date,

          (a)   there occurs any reclassification or change of the relevant reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer,

          (b)   the reference share issuer, or any surviving entity or subsequent surviving entity of the reference share issuer (a "successor entity"), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding reference shares are exchanged for or converted into other property,

          (c)   any statutory exchange of the reference shares of the reference share issuer or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

          (d)   the reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

          (e)   the reference share issuer issues to all of its shareholders equity securities of an issuer other than the reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a "spin-off event"), or

          (f)    a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the reference share issuer and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a "reorganization event"), then the initial share price and the final share price for such reference shares will be adjusted as set forth below and the share adjustment factor will be adjusted as required in connection with any adjustments to the initial share price and final share price.

        If a reorganization event with respect to the relevant reference shares occurs, in each case as a result of which the holders of such reference shares receive Exchange Property, then the final share price for such reference shares will be determined by reference to the value of the Exchange Property following the effective date for such reorganization event (or, if applicable, in the case of a spin-off event, the initial share price for such reference shares will be adjusted based on the closing price of one share of such reference shares immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such spin-off event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

  •
  If the Exchange Property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by American depository receipts) traded on the NYSE, the NYSE Alternext US LLC, or The NASDAQ Stock Market ("Exchange Traded Securities"), the value of such Exchange Property will equal the closing price of the securities composing the Exchange Property.

  •
  if the Exchange Property consists of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date the reference share issuer received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

        "Exchange Property," with respect to the relevant reference shares that is subject to a reorganization event, will consist of any reference shares continued to be held by the holders of such reference shares, and any securities, cash or any other assets distributed to the holders of such reference shares with respect to one share, in or as a result of, the reorganization event. No interest will accrue on any Exchange Property.

        In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein.

        In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        If a reorganization event (other than a spin-off event) with respect to the relevant reference shares occurs, then, on and after the effective date of such reorganization event:

          (1)   the initial share price for such reference shares will not be further adjusted under this "—Reorganization events" section; and

          (2)   the final share price will equal the sum of:

      •
      the closing price of any Exchange Traded Securities composing the Exchange Property on the observation date, or the arithmetic average of the closing prices of any Exchange Traded Securities composing the Exchange Property on each of the observation dates, in each case times the share adjustment factor for such Exchange Traded Securities (which will be reset to equal 1.0 on the effective date of the reorganization event) on such date; provided that, for warrants with observation dates, if an adjustment to the share adjustment factor would have become effective in accordance with "—Anti-dilution adjustments for reference shares" above after the first observation date but on or prior to the final observation date, the share adjustment factor will be so adjusted for the event giving rise to such adjustment effective date only on the observation dates occurring on or after such adjustment effective date;

      •
      the aggregate cash amount of any Exchange Property consisting of cash; and

      •
      the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on the final observation date.

        If a spin-off event with respect to the relevant reference shares occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such spin-off event:

          (A)  the initial share price of such reference shares will be adjusted on the ex-dividend date for the distribution of equity securities subject to such spin-off event so that the new initial share price for such reference shares will equal the product of (i) the initial share price of such reference shares immediately prior to the ex-dividend date with respect to the spin-off event and (ii) a fraction, the numerator of which is equal to the closing price per share of such reference shares on the trading day immediately succeeding the ex-dividend date with respect to the spin-off event, and the denominator of which is the closing price per share of such reference shares on the trading day immediately preceding the ex-dividend date with respect to the spin-off event; and

          (B)  the final share price for such reference share on any trading day on and after the ex-dividend date with respect to the spin-off event will not be further adjusted under this "—Reorganization events" section.

        The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a reorganization event occurs, the value thereof and its effect on the initial share price of the relevant reference shares, the final share price and the share adjustment factor. The calculation agent's determinations and calculations, and its adjustments of the prices of the reference shares and the share adjustment factor, will be conclusive absent manifest error.

  Delisting of ADSs or termination of ADS facility

        If ADSs serving as the relevant reference shares (the "original reference shares") are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying equity security and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the "change date"), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the "successor reference shares" and such successor equity security issuer, a "successor reference share issuer") or (B) select the applicable underlying equity security to replace such reference shares.

        The "successor reference shares" with respect to ADSs will be the ADSs of a company selected by the calculation agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as such original reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADSs (or the underlying equity securities thereof) that are subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the warrants with respect to such ADSs (a "Hedging

Restriction"); provided further that if the successor reference shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADSs of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized, or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

        Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, references in this product supplement or the relevant pricing supplement to such "reference shares" will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement or the relevant pricing supplement to "reference share issuer" of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, (i) the initial share price for such successor reference shares will be equal to the initial share price of the original reference shares, (ii) or warrants linked to a single reference share, the final share price for such successor reference shares will be the closing price of one share of such successor reference shares on the observation date or the arithmetic average of the closing prices of one share of such successor reference shares, in each case times the share adjustment factor on such date, provided that, for warrants with observation dates, if an adjustment to the share adjustment factor for such successor reference shares would have become effective in accordance with "—Anti-dilution adjustments for reference shares" above after the first observation date but on or prior to the final observation date, the share adjustment factor for such successor reference shares will be so adjusted for the event giving rise to such adjustment effective date only on the observation dates occurring on or after such adjustment effective date, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with "—Anti-dilution adjustments for reference shares."

        Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under "—Anti-dilution adjustments for reference shares."

        If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the warrant agent, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial share price for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the warrants, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

        If the calculation agent selects the applicable underlying equity security to replace the reference shares pursuant to clause (B) of the first paragraph under "—Delisting of ADSs or termination of ADS facility" above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADSs multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under "—Anti-dilution adjustments for reference shares." The final share price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying equity security on the final observation date into U.S. dollars using the applicable exchange rate as described below.

        On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC ("Reuters") on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate amount necessary for settlement of the warrants on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Purchases and cancellation

        We or any of our affiliates may at any time purchase any warrants, which may, in our sole discretion, be held, sold or cancelled. Upon the purchase and surrender for cancellation of any warrants by us, such warrants will be cancelled by the warrant agent.

Book-entry, delivery and form

        We will issue the warrants in the form of one or more fully registered global warrants. We will deposit the warrants with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the warrants in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global warrants will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global warrants may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the warrants are represented by the global warrant certificates, we will pay the payment at expiration on the warrants, if any, to or as directed by DTC as the registered holder of the global warrant certificates. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global warrants representing book-entry securities, we refer you to "Description of Warrants—Book-entry, delivery and form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the warrants, create and issue further warrants ranking on an equal basis with the warrants being offered hereby in all respects. Such further warrants will be consolidated and form a single series with the warrants being offered hereby and will have the same terms as to status, settlement or otherwise as the warrants being offered hereby.

Notices

        Notices to holders of the warrants will be made by first class mail, postage prepaid, to the registered holders

THE UNDERLYINGS

        The reference indices and/or funds and/or reference shares to which the warrants are linked will be specified in the applicable pricing supplement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of a warrant that may be relevant to holders of warrants that acquire their warrants from us as part of the original issuance of the warrants. This discussion applies only to holders that hold their warrants as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in warrants or foreign currencies,

  •
  a person (including traders in warrants) using a mark-to-market method of accounting,

  •
  a person who holds warrants as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of warrants, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the warrants, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE WARRANTS SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE WARRANTS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the warrants

        There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the characterization and treatment, for U.S. federal income tax purposes, of the warrants or securities with terms substantially identical to the warrants. However, although the matter is not free from doubt, under current law, each warrant should be characterized as a "notional principal contract" (within the meaning of certain Treasury Regulations issued by the IRS (the "Swap Regulations") that qualifies as an "interest rate cap" for U.S. federal income tax purposes. Pursuant to the terms of the warrants, Credit Suisse and every holder of a warrant agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat a warrant as a "notional principal contract" that qualifies as an "interest rate cap" for U.S. federal income tax purposes. Prospective investors in the warrants should be aware, however, that Tax Counsel's opinion is not binding on the IRS or the courts. As a result, it is possible that the IRS could successfully assert a different position with respect to the characterization of the warrants as interest rate caps, and the attendant U.S. federal income tax consequences.

        The following discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the warrants is based upon the assumption that each warrant will be treated as an interest rate cap for U.S. federal income tax purposes. If the warrants are not in fact treated as interest rate caps for U.S. federal income tax purposes, then the U.S. federal income tax treatment of the purchase, ownership and disposition of the warrants could differ significantly from the treatment discussed below with the result that the timing and character of income, gain or loss recognized in respect of a warrant and the potential for the imposition of U.S. withholding tax could differ significantly from the timing and character of income, gain or loss recognized and withholding tax consequences in respect of a warrant had the warrants in fact been treated as interest rate caps for U.S. federal income tax purposes. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the warrants for U.S. federal income tax or other tax purposes. Accordingly, you should consult your tax advisors concerning the tax treatment of holding the warrants.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of warrants that, for U.S. federal income tax purposes, is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds warrants, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding warrants, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the warrants.

Tax Treatment of the warrants

        Net Income and Deductions Generally:    Under the Swap Regulations, the net income or net deduction from the warrants for a taxable year is included in or deducted from a U.S. Holder's gross income for that taxable year. The net income or net deduction from the warrants for a taxable year should equal the net total of all the periodic payments (as defined below) that are recognized and that portion of the nonperiodic payment that is recognized from the warrants for that taxable year (each as more fully described below).

        Periodic Payments:    The Swap Regulations generally require that the ratable daily portion of any net "periodic payments" (within the meaning of the Swap Regulations) accruing under a notional principal contract (including an interest rate cap) within a taxable year be recognized during that taxable year as income by a U.S. Holder of a warrant, even if actual payment or receipt occurs in the following taxable year, regardless of the U.S. Holder's regular method of tax accounting. In general, under the Swap Regulations, "periodic payments" are payments made or received pursuant to a notional principal contract that are payable at intervals of one year or less during the entire term of the contract, that are based on a specified index appropriately adjusted for the length of the interval, and that are based on either a single notional amount or a notional amount that varies over the term of the contract in the same proportion as the notional amount that measures the other party's payments. The amounts payable by us pursuant to the terms of the warrants on each payment date generally should be treated as periodic payments. As such, a U.S. Holder should be required to recognize as income the ratable daily portion of such payments that relate to a given taxable year even if the U.S. Holder is a cash method taxpayer.

        Upfront Nonperiodic Payments:    Under the terms of the warrants, the purchase price paid by a U.S. Holder of a warrant (the "Premium") should be treated as an upfront "nonperiodic payment," within the meaning of the Swap Regulations, (a "Nonperiodic Payment").

        The Swap Regulations set forth special rules for Nonperiodic Payments that constitute a payment to purchase or sell an interest rate cap, such as the Premium. Under these rules, a U.S. Holder of a warrant is generally required to recognize as a deduction in each taxable year the ratable daily portion of the Premium that relates to that taxable year. In this regard, the Premium must be recognized by a U.S. Holder of a warrant over the term of the warrants by allocating it in accordance with the prices of a series of cash-settled options that reflects the underlying interest rate index and the $100 denomination of the warrants.

        If the U.S. Holder acquires the warrants primarily to reduce risk with respect to a debt instrument held or issued by the U.S. Holder, the U.S. Holder may allocate the Premium in accordance with a prescribed alternative method for purposes of determining the ratable daily portions.

        As described above, the ratable portion of periodic payments and the portion of any Nonperiodic Payment allocable to any taxable year generally are netted, and the net income or the net deduction realized by a U.S. Holder for any taxable year generally should constitute ordinary income or an ordinary deduction, respectively, for that taxable year. A U.S. Holder that is an individual, estate or trust generally is subject to certain deduction limitations on any net deductions realized by the U.S. Holder. See "Limitations on Losses and Deductions for Certain Taxpayers" below.

        Despite the foregoing, as previously discussed, the proper U.S. federal income tax characterization and treatment of the warrants is uncertain. It is possible that the IRS could assert that the warrants should be characterized, as notional principal contracts that do not qualify as interest rate caps. In such event, under the Swap Regulations, each warrant would be treated as two separate transactions consisting of: (i) an on-market, level payment swap; and (ii) a level payment loan. The U.S. Holder would generally be deemed to have made a loan to us in an amount equal to the Premium. As a result of being deemed to have made a loan to us, the U.S. Holder would recognize interest income over the term of the warrants. Additionally, as a result of the deemed on-market, level payment swap, the U.S. Holder of a warrant generally would recognize deductions from that deemed swap over the term of the warrants. The interest income from the deemed loan would be separately accounted for as interest income and would not be included in the U.S. Holder's net income or net deductions from the warrant. Additionally, the timing of the interest income from the deemed loan might not correspond with the timing of the deductions or income from the deemed on-market, level payment swap. Due to the uncertainty in this regard, U.S. Holders of a warrant should consult with their own tax advisors regarding the application of the Swap Regulations to the warrants, including regarding the appropriate methods for amortizing a Nonperiodic Payment.

        Termination Payments:    A U.S. Holder of a warrant should be considered to have received a termination payment with respect to the warrants in connection with the sale or exchange of a warrant. Further, when a termination payment is recognized by a U.S. Holder with respect to the warrant, the U.S. Holder generally must also recognize the unamortized portion of any Nonperiodic Payments that have been, or that have been deemed to have been, made by the U.S. Holder. Thus, a U.S. Holder generally would recognize gain or loss in an amount equal to the difference between the amount the U.S. Holder receives upon such sale or exchange and the U.S. Holder's unamortized portion of the Premium. Gain or loss upon the termination of such a notional principal contract will generally be treated as capital gain or loss.

        Limitations on Losses and Deductions for Certain Taxpayers:    In the case of a U.S. Holder that is an individual, estate or trust, such U.S. Holder's share of any net deductions realized with respect to the warrants will be treated as a miscellaneous itemized deduction and will be permitted only to the extent that the aggregate of such deductions exceeds 2% of the U.S. Holder's adjusted gross income (and may be subject to certain other limitations). Also, any net deductions realized with respect to the warrants may not be deductible by such U.S. Holder for purposes of the alternative minimum tax. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the treatment of any deductions as miscellaneous itemized deductions and the application of the alternative minimum tax to an investment in the warrants. In addition, any capital losses realized by a U.S. Holder that is an individual will only be permitted to offset the U.S. Holder's capital gains plus $3,000 of ordinary income in any single taxable year.

Non-U.S. Holders

        In the case of a holder of the warrants that is not a U.S. Holder (a "Non-U.S. Holder") and that does not hold the warrants in connection with the conduct of a trade or business in the United States, payments made with respect to the warrants will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.

        If the warrants are not treated as an interest rate cap, a 30% withholding tax may apply to a portion of the payments on the warrants, unless the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder, or an income tax treaty or other exemption is available. In the former case, such Non-U.S. Holder should be subject to U.S. federal income tax with respect to all income from the warrants at regular rates applicable to U.S. taxpayers.

        Any gain realized upon the sale or other disposition of the warrants by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless, (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the warrants should refer to the discussion above relating to U.S. Holders.

Backup Withholding and Information Reporting

        A holder of the warrants (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Notwithstanding the foregoing, individual U.S. Holders will be subject to information reporting on a Form 1099-MISC with respect to the gross amount of cash settlement amounts.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in warrants should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the warrants may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase warrants, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of warrants and related lending transactions, provided that neither the issuer of the warrants nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the warrants.

        Except as otherwise provided in the applicable pricing supplement, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such warrants, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding warrants on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such warrants shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the warrants. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the warrants would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

        Unless otherwise specified in the applicable pricing supplement, we will sell the warrants to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the warrants it has purchased as principal to other dealers. CSSU may sell warrants to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any warrants, the public offering price, concession and discount of such warrants may be changed.

        Each issue of warrants will be a new issue of warrants with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the warrants. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of warrants related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the warrants and any broker-dealer subsidiary or affiliate that does make a market in the warrants may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the warrants. Unless otherwise specified in the applicable pricing supplement, the warrants will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU is one of our wholly-owned subsidiaries. The net proceeds received from the sale of the warrants will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the warrants. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. Among other things, Rule 2720 requires that a "qualified independent underwriter" must participate in the preparation of the relevant pricing supplement for any offering in which CSSU participates and must exercise the usual standards of "due diligence" with respect thereto. The qualified independent underwriter participating in any such offering will be named in the applicable pricing supplement. In accordance with Rule 2720, CSSU may not make sales in offerings of the warrants to any of its discretionary accounts without the prior written approval of the customer.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by CSSU in excess of the amount of warrants CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing warrants in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the warrants or preventing or retarding a decline in the market prices of the warrants. As a result, the prices of the warrants may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the warrants may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the warrants directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the warrants, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the warrants or possession or distribution of the relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the warrants as described in this product supplement, we may issue other warrants from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

  Argentina

        The warrants are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The warrants have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of the warrants will be required to represent and agree that it has not offered or sold, and will not offer or sell, any warrants in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The warrants have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The warrants have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement, prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE WARRANTS HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE WARRANTS IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the warrants that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of warrants described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the warrants have not authorized and do not authorize the making of any offer of warrants through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the warrants as contemplated in this product supplement. Accordingly, no purchaser of the warrants, other than the underwriters, is authorized to make any further offer of the warrants on behalf of the sellers or the underwriters.

Credit Suisse

QuickLinks

Credit Suisse

SUMMARY
RISK FACTORS
CREDIT SUISSE AG
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE WARRANTS
THE UNDERLYINGS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
UNDERWRITING (CONFLICTS OF INTEREST)
NOTICE TO INVESTORS